UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)
13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

As previously reported, on March 25, 2014, Global Geophysical Services, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Court”).

On November 26, 2014, the Debtors filed their monthly operating report for the month ended October 31, 2014 (the “Monthly Operating Report”) with the Court.  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Current Report and in Exhibit 99.1 is deemed to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FINANCIAL AND OPERATING DATA

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.  The Company cannot predict what the ultimate value of any of its securities may be.  The Monthly Operating Report is limited in scope, does not reflect results of operations, financial or other information for subsidiaries of the Company that are not Debtors, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of Texas and the Court.  The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation.  Therefore, the Monthly Operating Report does not contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements.  There can be no assurance that, from the perspective of an investor or potential investor in the Debtors’ securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K and the exhibit hereto may contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission (the “Commission”), which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 8.01        Other Events.

As previously reported, (i) on October 16, 2014, the Company, on behalf of itself and the other Debtors, filed the Second Amended Joint Chapter 11 Plan of Reorganization of the Debtors (as reformed, the “Plan”) and (ii) on October 31, 2014, the Debtors and certain lenders under the Debtors’ DIP credit facility (the “Backstop Parties”) entered into the Second Amended Backstop Agreement (the “Backstop Agreement”).  Also as previously reported, Global Geophysical Services, LLC will conduct a rights offering (the “Rights Offering”) pursuant to the Backstop Agreement and on terms described in the Company’s Current Reports filed with the Commission on September 24, 2014 and November 3, 2014.  The Rights Offering will be conducted in accordance with the Rights Offering Procedures (as reformed, the “Rights Offering Procedures”) approved by the Court on October 15, 2014.

On November 21, 2014, the Court signed an agreed order proposed by the Debtors, the Backstop Parties and the Committee (as defined in the Plan) extending the following deadlines related to the Rights Offering and the Plan:

Event	New Date
Deadline to File Plan Supplement (as defined in the Plan)	December 2, 2014
Rights Offering Expiration Date (as defined in the Rights Offering Procedures)	December 12, 2014 at 4:00 p.m. CST
Voting Deadline (as defined in the Plan)	December 12, 2014 at 4:00 p.m. CST
Deadline to File Objection to Confirmation (as defined in the Plan)	December 12, 2014 at 4:00 p.m. CST
Deadline to file Vote Declaration	December 17, 2014
Confirmation Hearing	December 19, 2014 at 9:00 a.m. CST

Item 9.01        Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description

99.1	Monthly Operating Report for the month ended October 31, 2014, filed with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.

Dated: November 26, 2014	/s/ SEAN M. GORE
Sean M. Gore
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Monthly Operating Report for the month ended October 31, 2014, filed with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.